                                                                    Exhibit 23.3

                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 18, 1997, with respect to the financial statements of Jacor Broadcasting of Youngstown, Inc. (formerly WN Broadcasting Corp.) incorporated by reference in the Preliminary Prospectus Supplements to the Registration Statement on Form S-3 (File No. 333-40127) and related Prospectus of Jacor Communications Company, Jacor Communications, Inc. and Subsidiary Guarantors.


                                             WILLIAM T. OGDEN, INC.

Youngstown, Ohio
January 19, 1998